Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 2, 2022 relating to the combined financial statements of the Lottery Business (a carve-out of certain operations of Scientific Games Corporation), appearing in the Current Report on Form 6-K of Brookfield Business Partners L.P. filed on May 3, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

May 3, 2022